UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2017

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02               Results of Operations and Financial Condition

On November 8, 2017, Babcock & Wilcox Enterprises, Inc. (the "Company" or "we") issued a press release announcing our financial results for the quarter ended September 30, 2017. A copy of the press release is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05               Costs Associated with Exit or Disposal Activities

On November 8, 2017, we announced a workforce reduction across our U.S. operations. The Company has also implemented a workforce reduction of approximately 30% at its B&W Vølund subsidiary. These actions are focused on improving the Company's global cost structure by enhancing efficiency and profitability.

The workforce reductions follow several actions implemented by the Company in the third quarter of 2017, which included domestic and international workforce reductions, selling, general and administrative reductions, and other cost control measures, in addition to office closures and consolidations in non-core geographies. The workforce reductions at B&W Vølund are in response to the Company’s new execution model for its new-build renewable business, which will focus on the Company’s core boiler, grate and environmental equipment technologies.

Total costs associated with the workforce reductions are anticipated to be approximately $20 million, all of which are expected to be cash costs, and primarily relate to one-time termination benefits and other associated costs. The Company may identify additional opportunities as it implements these workforce reductions that could require as yet unidentified costs.

In total, the workforce reductions represent a global workforce reduction of 9% and are expected to deliver annual savings of approximately $45 million in 2018. Approximately $20 million of these savings are anticipated to directly benefit profitability, with the remainder targeted at sustaining profitability as the Company’s Renewable segment shifts to its new execution model, and as the Company continues to optimize its Power business primarily as the result of lower revenue in the global new-build coal-fired power market.

Forward Looking Statements

The Company cautions that this Current Report on Form 8-K contains forward-looking statements, including, without limitation, management’s expectations regarding the workforce reductions in the United States and at B&W Vølund. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the Company’s ability to realize anticipated savings and operational benefits from such workforce reductions, severance costs that may differ from initial estimates, including because of the timing of employee terminations and additional charges that may be incurred in connection with the implementation of the workforce reductions. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Earnings Release dated November 8, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

November 8, 2017	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

99.1     Earnings Release dated November 8, 2017

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